Exhibit 4.2

EXECUTION COPY

VITAL THERAPIES, INC.

FOURTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

August 28, 2013

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Section 6.	Holdback Agreements	23

6A.	Holdback Agreement	23
6B.	No Other Registration Statements	24

Section 7.	Definitions	24

Section 8.	Miscellaneous	30

8A.	Additional Investors	30
8B.	Transfers; Transfers in Violation of Agreement	30
8C.	Amendment and Waiver	30
8D.	Severability	30
8E.	Entire Agreement	31
8F.	Successors and Assigns	31
8G.	Counterparts	31
8H.	Remedies	31
8I.	Notices	32
8J.	Rights Cumulative	32
8K.	Governing Law	32
8L.	Business Days	33
8M.	Descriptive Headings; Interpretation	33
8N.	No Strict Construction	33

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VITAL THERAPIES, INC.

FOURTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of August 28, 2013 by and among Vital Therapies, Inc., a Delaware corporation (the “Company”), each of the Persons listed from time to time on the Schedule of Satter Investors (each, a “Satter Investor” and, collectively, the “Satter Investors”) and each of the Persons listed from time to time on the Schedule of Other Investors (each, an “Other Investor” and, collectively, the “Other Investors”). The Satter Investors and the Other Investors are collectively referred to herein as the “Investors” and individually as an “Investor.” The Company and the Investors are sometimes collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in Section 7.

WHEREAS, the Company and certain of the Investors have previously entered into that certain Third Amended and Restated Investor’s Rights Agreement, dated as of May 9, 2013 (the “Prior Agreement”), for the purposes, among others, of (i) establishing the composition of the Company’s board of directors (the “Board”), (ii) assuring continuity in the management and ownership of the Company, (iii) limiting the manner and terms by which the Company’s capital stock may be transferred, and (iv) providing to the Investors the registration rights set forth in this Agreement; and

WHEREAS, the Parties desire to amend and restate the Prior Agreement in anticipation of the potential consummation of a Qualified Public Offering.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, representing the Company, the Requisite Investors and the Majority Satter Investors, hereby agree as follows:

Section 1.         Board of Directors.

1A.       Board Composition. From and after the date hereof and until the provisions of this Section 1 cease to be effective, each holder of Investor Shares shall vote all of his or its Investor Shares which are voting shares and any other voting securities of the Company over which such holder has voting control and shall, except to the extent necessary for such holder to comply with his or her fiduciary duties as a director (if any), take all other necessary or desirable actions within his or its control (whether in his or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including nomination of designated individuals for election to the Board, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including the nomination of designated individuals for election to the Board and calling special board and stockholder meetings), so that:

(i)         the authorized number of Directors shall be established and maintained at eight (8), or such greater number as the Majority Satter Investors may designate in writing to the Company and the other Investors from time to time;

(ii)        the individual serving from time to time as the Chief Executive Officer of the Company (the “CEO Director”) shall be nominated and elected to the Board;

(iii)        upon the written request of the Majority Satter Investors at any time and from time to time prior to the consummation of a Qualified Public Offering (which written request shall (x) reference this Section 1A(iii) and (y) specify the name of each individual to be nominated and elected to the Board as a Satter Director), (a) for so long as the Satter Investors continue to hold at least 40% of the outstanding shares of Common Stock (assuming conversion of all outstanding Preferred Stock), a number of representatives designated by the Majority Satter Investors shall be nominated and elected to the Board such that all Directors (other than the CEO Director) shall be Satter Directors, (b) from and after such time as the Satter Investors cease to hold at least 40% of the outstanding shares of Common Stock (assuming conversion of all outstanding Preferred Stock) and for so long as the Satter Investors continue to hold at least 30% of the outstanding shares of Common Stock (assuming conversion of all outstanding Preferred Stock), a number of representatives designated by the Majority Satter Investors shall be nominated and elected to the Board such that not less than two-thirds of the Non-CEO Directors (rounded up to the nearest whole number) shall be Satter Directors, (c) from and after such time as the Satter Investors cease to hold at least 30% of the outstanding shares of Common Stock (assuming conversion of all outstanding Preferred Stock) and for so long as the Satter Investors continue to hold at least 20% of the outstanding shares of Common Stock (assuming conversion of all outstanding Preferred Stock), a number of representatives designated by the Majority Satter Investors shall be nominated and elected to the Board such that not less than one-half of the Non-CEO Directors (rounded up to the nearest whole number) shall be Satter Directors, (d) from and after such time as the Satter Investors cease to hold at least 20% of the outstanding shares of Common Stock (assuming conversion of all outstanding Preferred Stock) and for so long as the Satter Investors continue to hold at least 5% of the outstanding shares of Common Stock (assuming conversion of all outstanding Preferred Stock), a number of representatives designated by the Majority Satter Investors shall be nominated and elected to the Board such that not less than one-third of the Non-CEO Directors (rounded up to the nearest whole number) shall be Satter Directors, and (e) from and after such time as the Satter Investors cease to hold at least 5% of the outstanding shares of Common Stock (assuming conversion of all outstanding Preferred Stock), one representative designated by the Majority Satter Investors shall be nominated and elected to the Board;

(iv)        any Directors not elected pursuant to Section 1A(ii) and Section 1A(iii) shall be nominated and elected in accordance with the applicable provisions of the Company’s certificate of incorporation and bylaws and applicable law; and

(v)         notwithstanding anything to the contrary contained herein, for so long as Muneer A. Satter and Terence E. Winters are both serving as members of the Board and Terence E. Winters is serving as the Chief Executive Officer of the Company, each will have the right to serve as Co-Chairman of the Board and Muneer A. Satter will also have the right to serve as Lead Director and, at any time Muneer A. Satter is serving as a member of the Board after Terence E. Winters is no longer serving as the Chief Executive Officer of the Company (even if he is still serving as a member of the Board), Muneer A. Satter will have the right to serve as the sole Chairman of the Board and Lead Director.

1B.       Subsidiary Boards; Committees. Except to the extent required by applicable law, the composition of the board of directors or equivalent governing body of each of the Company’s Subsidiaries (each, a “Sub Board”) shall be proportionately equivalent to that of the Board (except that the Majority Satter Investors may determine that any Satter Director need not be a member of any such Sub Board). Neither the Board nor any Sub Board shall establish any committee without the prior written consent of the Majority Satter Investors.

1C.       Removal. Subject to Section 1D, any Director may be removed from the Board or a Sub Board in the manner allowed by law and the Company’s or such Subsidiary’s certificate of incorporation and bylaws or similar governing documents; provided, that (i) with respect to a Satter Director, such removal (with or without cause) shall only be upon the written request of the Majority Satter Investors and for no other reason, and (ii) with respect to the CEO Director, such removal shall be deemed to have occurred automatically upon such CEO Director ceasing to be employed as the Chief Executive Officer of the Company for any reason.

1D.       Vacancies. In the event that any Director designated hereunder for any reason ceases to serve as a member of the Board or any Sub Board during his or her term of office, the resulting vacancy on the Board or Sub Board shall be filled by (i) with respect to any Satter Director, a representative designated as provided in Section 1A(iii) or Section 1A(vi), as applicable, (ii) with respect to the CEO Director, the individual appointed by the Board to succeed such individual as Chief Executive Officer of the Company, and (iii) with respect to any other Director, a representative designated as provided in Section 1A(iv).

1E.       Board Observer. The Majority Satter Investors shall have the right to designate one individual as a non-voting observer of the Board and each Sub Board so long as the Satter Investors continue to hold any Investor Shares (the “Observer”). The Observer (if any) shall have the right to attend and participate in meetings of the Board and each Sub Board on a non-voting basis and to receive all notices and materials provided to Directors or members of any Sub Board but shall not have any voting rights and shall not be a Director or a member of any Sub Board for any purpose.

1F.       Expense Reimbursement; Director and Officer Insurance. The Company shall pay the reasonable out of pocket travel expenses incurred by each Director, each member of any Sub Board and the Observer in connection with attending the meetings of the Board, any Sub Board or any committee thereof. The Company shall maintain in effect at all times directors and officers indemnity insurance coverage satisfactory to the Majority Satter Investors, and the Company’s certificate of incorporation and bylaws shall at all times provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law. Upon the request of the Majority Satter Investors, the Company shall enter into a separate indemnification agreement with any Person then serving as the Observer, which indemnification agreement shall provide for indemnification and exculpation of the Observer to the same extent as would be applicable if the Observer were a Director and shall otherwise be in form and substance acceptable to the Majority Satter Investors.

1G.       Board Nomination Rights.

(i)         Upon the written request of the Majority Satter Investors to the Company at any time and from time to time after the consummation of a Qualified Public Offering (which written request shall (x) reference this Section 1G, (y) specify the name of each individual to be nominated to the Board as a Satter Director and (z) demand that the Company comply with its obligations to nominate individuals to the Board as directed by the Majority Satter Investors pursuant to this Section 1G), (a) at any time that the Satter Investors hold at least 30% of the outstanding shares of Common Stock, the Majority Satter Investors shall have the right to nominate a number of individuals for election to the Board such that not less than 40% of the Directors (rounded up to the nearest whole number) shall be Satter Directors, (b) at any time that the Satter Investors hold at least 20% (but less than 30%) of the outstanding shares of Common Stock, the Majority Satter Investors shall have the right to nominate a number of individuals for election to the Board such that not less than 30% of the Directors (rounded up to the nearest whole number) shall be Satter Directors, (c) at any time that the Satter Investors hold at least 10% (but less than 20%) of the outstanding shares of Common Stock, the Majority Satter Investors shall have the right to nominate a number of individuals for election to the Board such that not less than 20% of the Directors (rounded up to the nearest whole number) shall be Satter Directors, and (d) at any time that the Satter Investors hold at least 2% (but less than 10%) of the outstanding shares of Common Stock, the Majority Satter Investors shall have the right to nominate a number of individuals for election to the Board such that not less than 10% of the Directors (rounded up to the nearest whole number) shall be Satter Directors. If an individual designated by the Majority Satter Investors for nomination for election to the Board pursuant to this Section 1G is not nominated or elected to the Board because of such individual’s death, withdrawal or disqualification or for any other reason is unavailable or unable to serve on the Board, then the Majority Satter Investors shall have the right to designate another representative to be nominated for election to the Board and the applicable Board seat shall not be filled pending such designation. If any vacancy results from the death, resignation, disqualification, removal or any other cause of a Satter Director, then the Majority Satter Investors shall have the right to cause the Board to fill such vacancy with an individual nominated by the Majority Satter Investors.

(ii)         From and after the consummation of a Qualified Public Offering: (a) the Company shall include each individual designated by the Majority Satter Investors for nomination for election to the Board pursuant to this Section 1G in the Board’s slate of nominees to the stockholders for each election of directors and in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Board, and every action of the stockholders of the Company, with respect to the election of members of the Board; and (b) the Company shall not take any action, including making or recommending any amendment to the Certificate of Incorporation or the Company’s bylaws, that could reasonably be expected to have an adverse effect on the rights of the Majority Satter Investors under this Section 1G, in each case without the prior written consent of the Majority Satter Investors.

(iii)         For the avoidance of doubt, (a) the Majority Satter Investors shall not be deemed to have exercised any of their rights to nominate representatives to the Board pursuant to this Section 1G unless the Majority Satter Investors shall have sent a written notice to the Company that (1) references this Section 1G, (2) specifies the name of each individual to be nominated to the Board as a Satter Director and (3) demands that the Company comply with its obligations to nominate individuals to the Board as directed by the Majority Satter Investors pursuant to this Section 1G, (b) the Majority Satter Investors may determine in their sole discretion whether, and to what extent, to exercise their rights pursuant to Section 1A(iii) and/or Section 1G, (c) as of the date of this Agreement, the Majority Satter Investors have not exercised any of their rights to designate or nominate any individuals to the Board pursuant to Section 1A(iii) or this Section 1G, and (d) references in this Agreement to a specified percentage of Directors refer to a percentage of the number of then authorized members of the Board (and not to the number of director candidates standing for election at any given meeting).

1H.       Termination. The provisions of this Section 1 shall terminate automatically and shall be of no further force and effect upon the earlier of a Qualified Public Offering and a Sale of the Company; provided that, notwithstanding the foregoing, the provisions of Section 1A(v) and Section 1G shall survive and remain in full force and effect following a Qualified Public Offering.

Section 2.         Irrevocable Proxy; Conflicting Agreements.

2A.       Irrevocable Proxy. In order to secure each holder’s obligation to vote his or its Investor Shares and other voting securities of the Company in accordance with the provisions of Section l, Section 4C and Section 4F, each Investor hereby appoints the Board and each officer of the Company duly authorized by the Board as such Investor’s true and lawful proxy and attorney in fact, with full power of substitution, to vote all of such Investor’s Investor Shares and other voting securities of the Company for the election and/or removal of Directors and all such other matters contemplated by Section l, Section 4C and Section 4F. The Board and each such officer may each exercise the irrevocable proxy granted to it hereunder at any time an Investor fails (for a period of five (5) business days after notice of such failure)

to comply with the provisions of this Agreement. The proxies and powers granted by each Investor pursuant to this Section 2A are coupled with an interest and are given to secure the performance of such Investor’s obligations under this Agreement. Such proxies and powers will be irrevocable for the term of this Agreement and will survive the death, incompetence or disability of such Investor. The proxy granted hereunder shall terminate automatically and shall be of no further force and effect upon the earlier of a Qualified Public Offering and a Sale of the Company; provided, that the proxy granted hereunder for purposes of securing a holder’s obligation to vote his or its Investor Shares and other voting securities of the Company in accordance with the provisions of Section 4F shall survive and remain in full force and effect following a Qualified Public Offering.

2B.       Representations and Warranties. Each Investor represents that this Agreement has been duly authorized, executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable in accordance with its terms.

Section 3.       Preemptive Rights.

3A.       General Obligation. Except for issuances of:

(i)       up to 13,473,242 shares of Senior Preferred (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or the like), whether issued before or after the date hereof and whether issued pursuant to the Purchase Agreement or otherwise;

(ii)      Senior Preferred issued pursuant to the Purchase Agreement at the Supplemental Preemptive Rights Closing;

(iii)     Common Stock upon conversion of the Preferred Stock;

(iv)     Equity Securities issued to any director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries pursuant to the Stock Option Plan or pursuant to any other plans, arrangements or transactions approved by the Board;

(v)      Equity Securities issued as consideration in connection with the acquisition of another Person or business segment of such Person by the Company, whether by merger, purchase of assets or otherwise, in a transaction approved by the Board;

(vi)     Equity Securities issued to equipment leasing companies, commercial banks and other financial institutions as consideration for or in connection with any lending or leasing arrangements approved by the Board;

(vii)    Equity Securities issued pursuant to an exercise of rights under Section 2.1 of the February 2012 Agreement;

(viii)   Equity Securities issued upon exercise or conversion or exchange (and in accordance with the terms) of debt securities or other Equity Securities: (a) that are outstanding as of the date of this Agreement; (b) which were issued in compliance with this Section 3; or (c) which were issued in an issuance which is exempt from this Section 3;

(ix)     Equity Securities issued pursuant to a Public Offering; and

(x)      Equity Securities issued in connection with any stock split, dividend, combination, recapitalization or the like;

if the Company sells any of its Equity Securities to any Person, then the Company shall offer to sell to each Investor (other than Excluded Investors), up to such Investor’s Proportional Share of the Equity Securities proposed to be sold; provided, that no Investor (x) who, together with its Affiliates and the members of its Family Group, is entitled to purchase less than $10,000 of such Equity Securities after determination of such Investor’s Proportional Share or (y) who is not an “accredited investor” as such term is defined under the Securities Act and the rules and regulations promulgated thereunder shall have any rights under this Section 3 (each such Investor, an “Excluded Investor”). Each such Investor (other than Excluded Investors) shall be entitled to purchase all or any portion of such Equity Securities at the most favorable price and on the most favorable terms as such Equity Securities are to be offered to any other Person; provided, that if all Persons entitled to purchase such Equity Securities are required to also purchase other securities of the Company or any of its Subsidiaries, then the Investors exercising their rights pursuant to this Section 3 shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price for all Equity Securities offered to such Investors hereunder shall be payable in cash or, to the extent consistent with the terms offered to any other Person, installments over time. An Investor shall be entitled to apportion the purchase right hereby granted to such Investor among such Investor and the members of such Investor’s Family Group in such proportions as such Investor deems appropriate to the extent that such apportionment would not cause the Company to be in violation of the Securities Act.

3B.       Exercise Procedure. In order to exercise its purchase rights under this Section 3, an Investor must within fifteen (15) days after receipt of written notice from the Company describing in reasonable detail the Equity Securities being offered, the purchase price thereof, the payment terms and such Investor’s Proportional Share, deliver a written notice to the Company irrevocably exercising such Investor’s purchase rights hereunder. Upon the expiration of the foregoing offering period, the Company shall be entitled to sell such securities which the Investors have not elected to purchase during the ninety (90) days following such expiration on terms and conditions not materially more favorable to the purchasers thereof than that offered to the Investors. Any such securities sold by the Company after such 90-day period must be reoffered to the Investors pursuant to the terms of this Section 3.

3C.       Acknowledgment. Notwithstanding anything to the contrary set forth herein, in lieu of offering any Equity Securities to the Investors at the time such Equity Securities are offered to any Person, the Company may comply with the provisions of this Section 3 by first selling Equity Securities to such other Person(s) and then subsequently making an offer to sell to the Investors their Proportional Share of such Equity Securities promptly after a sale to any such Person is effected. In such event, for all purposes of this Section 3, each Investor’s Proportional Share shall be determined taking into consideration the actual number of Equity Securities sold to any other Person so as to achieve the same economic effect as if such offer would have been made prior to such sale.

3D.       Termination. The rights of the Investors under this Section 3 shall terminate automatically and shall be of no further force and effect upon the earlier of a Qualified Public Offering and a Sale of the Company.

Section 4.         Transfer of Investor Shares.

4A.       First Refusal Rights.

(i)         Offer. Subject to compliance with all other provisions of this Agreement, and after obtaining a bona fide written offer to acquire any Investor Shares (except pursuant to an Exempt Transfer or a Public Sale), at least sixty (60) days (or such shorter period as may be determined by the Board and the Requisite Investors) prior to any Transfer of any Investor Shares (except pursuant to an Exempt Transfer or a Public Sale), any Investor desiring to make such Transfer (the “RFR Transferring

Investor”) shall deliver a written notice (the “Offer Notice”) to the Company and each holder of Investor Shares, specifying in reasonable detail the identity, background and ownership (if applicable) of the prospective Transferee(s), the number and class of Investor Shares to be Transferred (the “Offered Shares”) and the price and other terms and conditions of the proposed Transfer. The Offer Notice shall constitute a binding offer to sell the subject shares on such terms and conditions. The RFR Transferring Investor shall not consummate such proposed Transfer until at least sixty (60) days (or such shorter period as determined by the Board and the Requisite Investors) after the delivery of the Offer Notice, unless the parties to the Transfer have been finally determined pursuant to this Section 4A and Section 4B prior to the expiration of such 60-day (or shorter) period (the date of the first to occur of (x) the expiration of such 60-day (or shorter) period after delivery of the Offer Notice or (y) such final determination is referred to herein as the “Authorization Date”).

(ii)         Company Election. The Company may elect to purchase all or any portion of the Offered Shares at the price and on the other terms set forth in the Offer Notice, by delivering written notice of such election to the RFR Transferring Investor and each holder of Investor Shares within twenty (20) days after delivery of the Offer Notice.

(iii)         Investor Election. If the Company does not elect to purchase all of the Offered Shares, then each holder of Investor Shares may elect to purchase all or any portion up to such holder’s RFR Share of the remaining Offered Shares at the price and on the other terms set forth in the Offer Notice, by delivering written notice of such election to the RFR Transferring Investor and the Company within thirty (30) days after delivery of the Offer Notice. Any Offered Shares not elected to be purchased by the end of such 30-day period shall during the immediately following 5-day period be reoffered by the RFR Transferring Investor to the holders of Investor Shares who have elected to purchase their RFR Share of the remaining Offered Shares and, if such Persons collectively indicate interest within said 5-day period in acquiring additional Offered Shares in an amount in excess of the aggregate amount of Offered Shares remaining, such remaining Offered Shares will be allocated among such Persons pro rata in accordance with their respective RFR Shares.

(iv)         Closing. If the Company and/or the holders of Investor Shares have elected to purchase all or any portion of the Offered Shares from the RFR Transferring Investor, such purchase shall be consummated as soon as practicable after the delivery of the election notice(s) to the RFR Transferring Investor, but in any event within thirty (30) days after the Authorization Date. Notwithstanding any other provision hereof, in the event that the sale price, or any portion thereof, for the Offered Shares is not payable in the form of cash at closing or cash payable on a deferred basis (such as pursuant to promissory notes issued by the prospective Transferee(s) described in the Offer Notice), the Company and/or each holder of Investor Shares electing to purchase Offered Shares pursuant to this Section 4A shall be required to pay cash in lieu thereof in an amount equal to the Fair Market Value of such non-cash consideration, and delivery of such consideration to the RFR Transferring Investor shall be payment in full for such Offered Shares.

(v)         No Election. If the Company and the holders of Investor Shares do not elect, in the aggregate, to purchase all of the Offered Shares from the RFR Transferring Investor, then, subject to compliance with Section 4B, the RFR Transferring Investor shall have the right, within the sixty (60) days following the Authorization Date, to Transfer such Offered Shares which the Company and the holders of Investor Shares have not elected to purchase to the Transferee(s) specified in the Offer Notice (less the number of Offered Shares acquired by the Company and the holders of Investor Shares) in the amounts specified in the Offer Notice at a price not less than the price per share specified in the Offer Notice and on other terms no more favorable to the Transferee(s) thereof than specified in the Offer Notice. Any Offered Shares not so Transferred within such 60-day period shall be reoffered to the Company and the holders of Investor Shares pursuant to this Section 4A prior to any subsequent Transfer.

4B.       Tag Along Rights.

(i)         Participation Right. At least twenty (20) days prior to any Transfer of any Investor Shares by any Investor (other than one or more Transfers which are Exempt Transfers or in a Public Sale) and after complying with such Investor’s obligations pursuant to Section 4A, each Investor making such Transfer (the “Transferring Investor”) shall deliver a written notice (the “Sale Notice”) to the Company and the other holders of Investor Shares, specifying in reasonable detail the identity of the prospective Transferee(s), the number and class of Investor Shares to be Transferred and the terms and conditions of the Transfer (including the price which will reflect each Investor Share’s Pro Rata Share). Such other holders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Investor within fifteen (15) days after delivery of the Sale Notice. Such participation shall be based upon the Pro Rata Share represented by the Investor Shares requested to be included by each such holder. If no other holder of Investor Shares has elected to participate in the contemplated Transfer (through notice to such effect or expiration of the 15-day period after delivery of the Sale Notice), then the Transferring Investor may Transfer the Investor Shares specified in the Sale Notice at a price and on terms no more favorable to the Transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any Transferring Investor’s Investor Shares not Transferred within such 60-day period shall be subject to the provisions of this Section 4B upon subsequent Transfer.

(ii)        Participation Procedure; Conditions. With respect to any Transfer subject to Section 4B(i), each Transferring Investor shall use its commercially reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of the other holders of Investor Shares who have elected to participate in any contemplated Transfer, and no Transferring Investor shall Transfer any of its Investor Shares to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of such other holders on the terms provided herein, unless in connection with such Transfer one or more of the Transferring Investors or their Affiliates purchase (on the same terms and conditions on which such Investor Shares were to be sold to the Transferee(s)) the number and class of Investor Shares from each such other holder which such other holder would have been entitled to sell pursuant to Section 4B(i). Each Person Transferring Investor Shares pursuant to this Section 4B shall pay such Person’s share (on a Pro Rata Basis) of the expenses incurred by the Transferring Investor in connection with such Transfer and shall be obligated to join on a Pro Rata Basis in any indemnification or other obligations that the Transferring Investor agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular holder such as indemnification with respect to representations and warranties given by a Investor regarding such Investor’s title to and ownership of Investor Shares which shall be given on an individual basis); provided, that unless a prospective Transferee permits an Investor to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), any escrow of proceeds of any such transaction shall be withheld on a Pro Rata Basis among all participating holders of Investor Shares.

4C.       Approved Sale; Drag Along Obligations.

(i)         Approved Sale. If at any time the Requisite Investors approve a Sale of the Company or a Deemed Liquidation Event (an “Approved Sale”), each holder of Investor Shares and each Person that retains voting control of any Investor Shares Transferred to a Permitted Transferee (each, a “Holder”) shall take and otherwise facilitate the following actions:

(a)        vote for (whether at a meeting of the Company’s stockholders or by written consent), consent to and raise no objections against, and not otherwise impede or delay, such Approved Sale;

(b)         if the Approved Sale is structured as a (A) merger or consolidation, waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (B) sale of capital stock or other equity securities, agree to sell or dispose of (and shall sell and dispose of) all of such Holder’s Investor Shares and other securities of the Company on the terms and conditions of the Approved Sale (provided, that the Requisite Investors may require each of the Investors to sell (but in no event more than) the same percentage of his or its capital stock or other equity securities as the Requisite Investors, in the aggregate, are selling of their capital stock or other equity securities); and

(c)         take all necessary or desirable actions (in such Holder’s capacity as a stockholder of the Company or otherwise) in connection with the consummation of the Approved Sale as reasonably requested by the Board (with the approval of or as directed by the Requisite Investors) or the Requisite Investors, including executing and delivering any and all agreements, instruments and other documents approved and executed by the Requisite Investors (including any applicable purchase agreement, stockholders agreement and/or indemnification and/or contribution agreement).

(ii)         Certain Covenants. In connection with any Approved Sale, the Company shall (and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees, financial advisors, consultants, attorneys and other agents and representatives to) take all necessary or desirable actions in connection with the consummation of the Approved Sale and any related transactions (including any auction or competitive bid process in connection with or preceding such Approved Sale) as reasonably requested by the Requisite Investors, including (A) retaining investment bankers and other advisors approved by the Requisite Investors; (B) participating in management meetings and preparing pitchbooks and confidential information memorandums, (C) furnishing information and copies of documents, (D) preparing and making filings with governmental authorities; (E) providing assistance with legal, accounting, tax, financial, benefits and other due diligence; (F) executing and delivering any documents and instruments that may be necessary or appropriate, as determined by the Requisite Investors, to effectuate and perform any such Approved Sale; and (G) otherwise cooperating with the Requisite Investors, the prospective buyer(s), any investment bankers, consultants or other professional advisors who have been retained in connection with such Approved Sale and their respective representatives.

(iii)        Conditions to Obligations. The obligations of the Holders with respect to the Approved Sale are subject to the satisfaction of the conditions that (and the Company shall take such actions as are necessary so that) each holder of Investor Shares shall receive in exchange for the Investor Shares held by such Holder the same portion of the aggregate consideration from such transaction that such holder of Investor Shares would have received if such aggregate consideration had been distributed by the Company pursuant to a liquidation, dissolution and winding up of the Company in accordance with the provisions of the Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Agreement, the conditions specified in the immediately foregoing sentence shall not be deemed to have not been satisfied by reason of any directors, officers or employees of the Company or any of its Subsidiaries receiving equity securities of the purchaser or a parent company thereof in a “management rollover” or similar transaction as part of their consideration in connection with such Approved Sale even if such rollover option is not offered or provided to other holders of the same class or series of Equity Securities (provided that the equity securities received by such director, officer or employee as part of such “management rollover” does not reduce the consideration to be paid in such Approved Sale to holders of Investor Shares not participating in such “management rollover”).

(iv)         Additional Agreements. Notwithstanding anything herein to the contrary, the Holders shall be severally obligated to join on a Pro Rata Basis (as if such indemnification obligations reduced the aggregate proceeds available for distribution or payment to the holders of Investor Shares in such Approved Sale) in any indemnification obligations the Board (with the approval of the Requisite Investors) or the Requisite Investors agreed to in connection with such Approved Sale; provided, that no Holder shall be obligated to enter into indemnification obligations with respect to matters particular to any other Holder or such other Holder’s (or its Permitted Transferee’s) Investor Shares and no Holder shall be required to agree to indemnification obligations in excess of the proceeds received by such Holder (or its Permitted Transferee) in such Approved Sale; provided, further, that unless the prospective purchaser in the Approved Sale permits a Holder to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), any escrow of proceeds of any such transaction shall be withheld on a Pro Rata Basis among all Holders (as if such escrow reduced the aggregate proceeds available for distribution or payment to the holders of Investor Shares in such Approved Sale). Each Holder shall pay his or its share determined on a Pro Rata Basis (as if such expenses reduced the aggregate proceeds available for distribution or payment to the holders of Investor Shares in such Approved Sale) of the expenses incurred by or on behalf of the Company pursuant to an Approved Sale to the extent such expenses are not paid by the Company prior to the distribution to the holders of Investor Shares of proceeds from any Approved Sale, or by the acquiring company. Each Holder shall enter into any indemnification, contribution or stockholder/seller representative agreement requested by the Board (with the approval of the Requisite Investors) or the Requisite Investors to ensure compliance with this Section 4D and hereby consents and agrees to abide by the customary provisions of any merger or similar agreement providing for a stockholder/seller representative. Each Holder shall enter into any other agreement which the Requisite Investors approve and enter into on the same terms and conditions (other than as differences in such terms and conditions might result from holdings of different classes of Investor Shares).

(v)         Purchaser Representative. If the Company, any of its Subsidiaries or the Requisite Investors enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Excluded Investor shall, at the request of the Company, appoint a “purchaser representative” (as such term is defined in Rule 501 promulgated under the Securities Act) designated by the Company. If any Holder so appoints such purchaser representative, the Company shall pay the fees of such purchaser representative. However, if any Holder declines to appoint the purchaser representative designated by the Company, such Holder shall appoint another purchaser representative (reasonably acceptable to the Company), and such Holder shall be responsible for the fees of the purchaser representative so appointed.

4D.      Additional Restrictions on Transfer.

(i)        Execution of Joinder. Each Investor effecting a Transfer of Investor Shares and the Transferee of such Investor Shares shall comply with Section 8B.

(ii)        Notice. In connection with the Transfer of any Investor Shares, the holder of such Investor Shares will deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer.

(iii)        Legal Opinion. No Transfer of Investor Shares or other interest in the Company may be made unless such Transfer would not violate any federal securities laws applicable to the Company or the interest to be Transferred. Upon reasonable request of the Company, the proposing Transferor shall deliver to the Company prior to the date of the Transfer an opinion of counsel reasonably acceptable to the Company as to the foregoing.

(iv)        Certain Exempt Transfers. If any Person acquires Investor Shares pursuant to an Exempt Transfer as a Permitted Transferee by virtue of such Person’s qualification as a member of a Transferor’s Family Group under clauses (ii) or (iii) of the definition of Family Group, and such Person shall, at any time, cease to be a member of such Transferor’s Family Group, then such Person shall be required to Transfer such Person’s Investor Shares to a Person that does qualify at the time of such required Transfer as a member of the original Transferor’s Family Group.

4E.       Legend. Each certificate evidencing Investor Shares and each certificate issued in exchange for or upon the Transfer of any Investor Shares (if such shares remain Investor Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [                      ], HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT, DATED AS OF MAY 9, 2013, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND ITS STOCKHOLDERS (THE “INVESTORS’ RIGHTS AGREEMENT”). THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS AND OTHER PROVISIONS SET FORTH IN THE INVESTORS’ RIGHTS AGREEMENT AND/OR A SEPARATE AGREEMENT WITH THE INITIAL HOLDER HEREOF. A COPY OF SUCH PROVISIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

The Company shall imprint such legend on certificates evidencing Investor Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Investor Shares. If an Investor delivers to the Company an opinion of counsel, satisfactory in form and substance to the Board (which opinion may be waived by the Board), that no subsequent Transfer of Investor Shares will require registration under the Securities Act, the Company will promptly upon such contemplated Transfer deliver new certificates evidencing such Investor Shares which do not bear the portion of the restrictive legend relating to the Securities Act set forth in this Section 4E.

4F.       Public Offering. If at any time the Board approves a Qualified Public Offering, then each Holder shall vote for (whether at a meeting of the Company’s stockholders or by written consent), consent to and take all other necessary or desirable actions (including, without limitation, the giving of any required consent or approval, whether under the Company’s certificate of incorporation or otherwise, and the execution and delivery of any documents and instruments that may be necessary or appropriate, as determined by the Board) to approve, facilitate and effectuate such Qualified Public Offering and all transactions related or incidental thereto (including, without limitation, an amendment and restatement of the Company’s certificate of incorporation or bylaws and/or a recapitalization, reorganization and/or exchange of the capital stock of the Company (including through the formation of a new parent holding company, as a result of which the Company would be a Subsidiary of such newly formed parent holding company, and/or the assignment and assumption of this Agreement in connection with such recapitalization, reorganization and/or exchange) approved or directed by the Majority Investors, and no Holder shall raise any objection against, or otherwise impede or delay, such Qualified Public Offering or any transactions related or incidental thereto (including, without limitation, any such amendment and restatement of the Company’s certificate of incorporation or bylaws or any such recapitalization, reorganization and/or exchange). Without limiting the generality of the foregoing, in further consideration of the Investors’ entering into this Agreement and the Senior Preferred Stock Purchase Agreement and purchasing shares of Senior Preferred thereunder, each of the Holders and the Company hereby acknowledges and agrees that, from and after any Qualified Public Offering the Company’s certificate of incorporation and bylaws and other constituent documents shall provide for the following (and each of the Holders and the Company shall take all necessary or desirable actions (including, without limitation, the giving of any required consent or approval, whether under the Company’s certificate of incorporation or otherwise) so that the Company’s certificate of incorporation and bylaws and other constituent documents shall provide for the following): (i) “blank check” preferred stock; (ii) director elections by plurality vote; (iii) a supermajority (75%) stockholder vote requirement for any Sale of the Company or Deemed Liquidation Event and any amendments to the Company’s certificate of incorporation or bylaws; (iv) a classified/staggered board of directors; (v) no opt out from the provisions of Section 203 of the Delaware General Corporation Law (or the equivalent); (vi) a shareholder rights plan (poison pill); (vii) fair price provisions; (viii) no action by written consent of stockholders or right of stockholders to call special meetings of stockholders; (ix) advance notice provisions for director elections and other proposals; and (x) a supermajority board approval requirement for affiliate transactions. The Company shall pay any and all organizational, legal and accounting expenses and filing fees incurred in connection with any such recapitalization, reorganization and/or exchange, including any fees related to a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable. It is the intent of the Holders that any such recapitalization, reorganization and/or exchange is part of the Holders’ original investment decision with respect to the Investor Shares.

4G.       Transfer Fees and Expenses. Except as provided in Section 4A, Section 4B or Section 4C, the Transferor and Transferee of any Investor Shares or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

4H.       Void Transfers. Any Transfer or attempted Transfer of any Investor Shares or other interest in the Company in contravention or violation of any provision of this Agreement (including the failure of the Transferee to execute a counterpart to this Agreement) shall be void and ineffectual and shall not bind or be recognized by the Company or any other Person, and the Company shall not record such Transfer on its books or treat any purported transferee of such Investor Shares as the owner of such Investor Shares for any purpose.

4I.        Termination. The provisions of this Section 4 shall terminate automatically and shall be of no further force and effect upon the earlier of a Qualified Public Offering and a Sale of the Company; provided, that, notwithstanding the foregoing, Section 4F shall survive and remain in full force and effect following a Qualified Public Offering.

Section 5.         Registration Rights.

5A.       Demand Registrations.

(i)         Requests for Registration. Subject to the terms and conditions of this Agreement, at any time and from time to time after the Initial Public Offering, the holders of least 25% of the Registrable Securities then outstanding may (i) request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”) in accordance with Section 5A(ii) or (ii) if available, request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-3 or any similar short-form registration (“Short-Form Registrations”) in accordance with Section 5A(iii). All registrations requested pursuant to this Section 5A(i) by the holders of Registrable Securities are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution. Within ten (10) days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and all holders of Other Registrable Securities and, subject to the terms of Section 5A(iv), shall include in such registration (and in all related registrations and qualifications under state blue sky laws and in compliance with other registration requirements and in any related underwriting) all Registrable Securities and Other Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company’s notice.

(ii)         Long-Form Registrations. The holders of Registrable Securities shall be entitled to three (3) Long-Form Registrations, each of which may be initiated by the holders of at least 25% of the Registrable Securities then outstanding; provided, that the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must be at least $15,000,000. The Company shall pay all Registration Expenses with respect to Long-Form Registrations. A registration shall not count against the total number of Long-Form Registrations provided for in this Section 5A(ii) until it has become effective and unless the holders of Registrable Securities are able to register and sell at least ninety percent (90%) of the Registrable Securities requested to be included in such registration; provided, that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration counts against the total number of Long-Form Registrations provided for in this Section 5A(ii); provided, further, that no Demand Registration shall be deemed to be a Long-Form Registration whenever the Company is permitted to use any applicable short form. All Long-Form Registrations shall be underwritten registrations unless otherwise approved by the holders of two-thirds of the Registrable Securities initially requesting registration.

(iii)        Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 5A(ii), the holders of at least 25% of the Registrable Securities then outstanding shall be entitled to an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses, whether or not any such registration has become effective; provided, that the (i) aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must be at least $15,000,000 and (ii) the Company shall not be required to effect more than two (2) Short-Form Registrations in any twelve (12) month period. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to use a Short-Form Registration. After the Company has become subject to the reporting requirements of the Exchange Act, the Company shall use its reasonable best efforts to make Short-Form Registrations available for the sale of Registrable Securities. All Short-Form Registrations shall be underwritten registrations unless otherwise approved by the holders of two-thirds of the Registrable Securities initially requesting registration.

(iv)        Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities that are not Registrable Securities or Other Registrable Securities without the prior written consent of the holders of two-thirds of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, that can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting such Demand Registration, then the Company shall include in such registration only that number of securities which in the opinion of such underwriters can be sold in such offering without adversely affecting the marketability of the offering within such price range, with priority for inclusion to be determined as follows: (i) first, the number of Registrable Securities and Other Registrable Securities, which in the opinion of such underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of Registrable Securities and Other Registrable Securities owned by each such holder, and (ii) second, any other securities requested to be included in such registration, the inclusion of which the holders of two-thirds of the Registrable Securities to be included in such registration have consented to in writing, which in the opinion of such underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of such securities owned by each such holder.

(v)         Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration until that date that is one hundred eighty (180) days after the effective date of the Initial Public Offering. In addition, the Company shall not be obligated to effect any Demand Registration within one hundred eighty (180) days after the effective date of a previous Long-Form Registration. The Company may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a Demand Registration if the Board reasonably determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to require premature disclosure of material information or have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any material financing, sale, acquisition of assets (other than in the ordinary course of business) or securities, or any material recapitalization, merger, consolidation, tender offer, reorganization or similar material transaction; provided, that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request; provided, further, that if a request for a Long-Form Registration is so withdrawn, then such Demand Registration shall not count against the total number of Long-Form Registrations provided for in Section 5A(ii), and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any consecutive twelve (12) month period.

(vi)        Selection of Underwriters. The holders of a majority of the Registrable Securities shall have the right to select the investment banker(s) and manager(s) to administer the Initial Public Offering, subject to the approval of the Company, which shall not be unreasonably withheld, conditioned or delayed. If any Demand Registration (other than the Initial Public Offering) is an underwritten offering, then the holders of a majority of the Registrable Securities initially requesting such Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer such offering, subject to the Company’s approval, which shall not be unreasonably withheld, conditioned or delayed.

(vii)        Other Registration Rights. The Company represents and warrants that neither it nor any of its Subsidiaries is a party to, or otherwise bound by, any other agreement granting registration rights to any other Person with respect to any securities of the Company or any of its Subsidiaries (other than the June 2011 Investors’ Rights Agreement and the February 2012 Investors’ Rights Agreement). Except as provided in this Agreement, the June 2011 Investors’ Rights Agreement and the February 2012 Investors’ Rights Agreement, the Company shall not grant to any Person the right to request the Company to register any Equity Securities without the prior written consent of the holders of two-thirds of the Registrable Securities then outstanding; provided, that the Company may grant rights to participate in any Piggyback Registrations so long as such rights are subordinate in priority to the rights of the holders of Registrable Securities with respect to Piggyback Registrations, as provided in Section 5B(iii) and Section 5B(iv), and not otherwise inconsistent with the terms and conditions hereof. The Parties that are party to either or both of the June 2011 Investors’ Rights Agreement and the February 2012 Investors’ Rights Agreement hereby acknowledge and agree that (i) the Company’s entry into this Agreement and the granting of registration rights hereunder is in all respects approved, and (ii) any prohibition or other restriction on the Company’s ability to enter into this Agreement and grant the registration rights contemplated hereby that is contained in the June 2011 Investors’ Rights Agreement or the February 2012 Investors’ Rights Agreement is hereby waived.

5B.       Piggyback Registrations.

(i)          Right to Piggyback. Whenever the Company proposes to register any of its securities for sale for cash under the Securities Act (other than pursuant to a Demand Registration or a registration on Form S-8 or any successor form) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to Section 5B(iii) and Section 5B(iv), shall include in such registration (and in all related registrations or qualifications under blue sky laws and in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company’s notice.

(ii)         Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations, whether or not any such registration has become effective.

(iii)        Priority on Primary Piggyback Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities that can be sold within a price range acceptable to the Company, then the Company shall include in such registration only that number of securities which in the opinion of such underwriters can be sold in such offering without adversely affecting the marketability of the offering within such price range, with priority for inclusion to be determined as follows: (i) first, the securities the Company proposes to sell, (ii) second, the number of Registrable Securities and Other Registrable Securities requested to be included in such registration, which in the opinion of such underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of Registrable Securities and Other Registrable Securities owned by each such holder, and (iii) third, any other securities requested to be included in such registration, the inclusion of which the holders of two-thirds of the Registrable Securities to be included in such registration have consented to in writing, which in the opinion of such underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of such securities owned by each such holder.

(iv)        Priority on Secondary Piggyback Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities (other than holders of Registrable Securities) and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities that can be sold within a price range acceptable to the holders of the Company’s securities initially requesting such registration, then the Company shall include in such registration only that number of securities which in the opinion of such underwriters can be sold in such offering without adversely affecting the marketability of the offering within such price range, with priority for inclusion to be determined as follows: (i) first, the number of Registrable Securities and Other Registrable Securities requested to be included in such registration, which in the opinion of such underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of Registrable Securities and Other Registrable Securities owned by each such holder, and (ii)

second, any other securities requested to be included in such registration, the inclusion of which the holders of two-thirds of the Registrable Securities to be included in such registration have consented to in writing, which in the opinion of such underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of such securities owned by each such holder.

(v)        Selection of Underwriters. If any Piggyback Registration is an underwritten offering, then the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities requested to be included in such Piggyback Registration, such approval not to be unreasonably withheld, conditioned or delayed.

5C.       Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities hereunder in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably possible:

(i)         in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and reasonable comment of such counsel);

(ii)        notify each holder of Registrable Securities included in such registration of (i) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (ii) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iii) the effectiveness of each registration statement filed hereunder;

(iii)        prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the sellers thereof as set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of securities thereunder by any underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iv)        furnish to each seller of Registrable Securities included in such registration such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), each Free Writing Prospectus and such other documents as the holders of a majority of such Registrable Securities may reasonably request in order to facilitate the disposition of such Registrable Securities owned by such holders;

(v)         use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the holders of a majority of the Registrable Securities included in such registration reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition of such Registrable Securities owned by such holders in such jurisdictions (provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5D(v), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(vi)        promptly notify in writing each holder of Registrable Securities included in such registration (i) after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the holders of a majority of the Registrable Securities included in such registration, the Company promptly shall prepare, file with the Commission and furnish to each holder of Registrable Securities included in such registration a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(vii)        prepare and file promptly with the Commission, and notify each holder of Registrable Securities including in such registration prior to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred the result of which is that any such prospectus or any other prospectus then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, if any holder of such Registrable Securities or any underwriter for any such holder is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations promulgated thereunder, the Company shall prepare promptly upon request of the holders of a majority of the Registrable Securities included in such registration or underwriter such amendments or supplements to such registration statement and prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

(viii)      cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(ix)        provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(x)         enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the holders of a majority of the Registrable Securities included in such registration or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including preparing for and participating in such number of “road shows,” investor presentations and marketing events as the underwriters managing such offering may reasonably request);

(xi)         upon the request of the holders of a majority of the Registrable Securities included in such registration, make available for inspection by any holder of Registrable Securities included in such registration, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company and cause the Company’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(xii)        take all reasonable actions to ensure that any Free-Writing Prospectus prepared by or on behalf of the Company in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xiii)        otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(xiv)        permit any holder of Registrable Securities which holder, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(xv)        in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

(xvi)        cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(xvii)        cooperate with each holder of Registrable Securities covered by the registration statement and the managing underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriters, or agents, if any, or such holder may request;

(xviii)      cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xix)        obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters; and

(xx)         if requested by the holders of a majority of the Registrable Securities included in such registration or required by the underwriters managing such offering, provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters and the holders of Registrable Securities.

5D.       Certain Obligations of Holders of Registrable Securities. Each holder of Registrable Securities that sells such securities pursuant to a registration under this Agreement agrees as follows:

(i)         Such holder (if such holder is an employee or independent contractor of the Company or any of its Affiliates) shall cooperate with the Company (as reasonably requested by the Company) in connection with the preparation of the registration statement, and, for so long as the Company is obligated to file and keep effective such registration statement, each holder of Registrable Securities that is participating in such registration shall provide to the Company, in writing, for use in the applicable registration statement, all such information regarding such holder and its plan of distribution of such securities as may be reasonably necessary to enable the Company to prepare the registration statement and prospectus covering such securities, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

(ii)         During such time as a holder of Registrable Securities may be engaged in a distribution of such securities, such holder shall distribute such securities under the registration statement solely in the manner described in the registration statement.

(iii)         Each Person that is participating in any registration under this Agreement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5C(vi), shall immediately discontinue the disposition of its securities of the Company pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 5C(vi). In the event the Company has given any such notice, the applicable time period set forth in Section 5C(iii) during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 5C(iii) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5C(vi).

5E.       Registration Expenses.

(i)         All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, filing expenses, printing expenses, messenger and delivery expenses, fees and disbursements of custodians and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company as provided in this Agreement, and the Company also shall pay all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Notwithstanding anything to the contrary contained herein, each seller of securities pursuant to a registration under this Agreement shall bear and pay all underwriting discounts and commissions and any stock transfer taxes applicable to the securities sold for such seller’s account.

(ii)         In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities requesting inclusion in such registration.

(iii)        To the extent any expenses relating to a registration hereunder are not required to be paid by the Company, each holder of securities included (or requested to be included) in any registration hereunder shall pay those expenses allocable to the registration (or proposed registration) of such holder’s securities so included (or requested to be included), and any expenses not so allocable shall be borne by all sellers of securities requested to be included in such registration in proportion to the aggregate selling price of the securities to be so registered.

5F.       Indemnification.

(i)         The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, members, managers, partners, agents, Affiliates and employees and each Person who controls such holder (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions or violations by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each holder of Registrable Securities, its officers, directors, members, managers, partners, agents, affiliates and employees and each Person who controls such holder (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company or any managing underwriter by such holder expressly for use therein. In connection with an underwritten offering, the Company shall indemnify any underwriters or deemed underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities (or to such lesser extent that may be agreed to between the underwriters and the Company).

(ii)         In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company and the managing underwriter in writing such information and affidavits as the Company or the managing underwriter reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use therein; provided, that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(iii)        Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration by such conflicting indemnified parties, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)         Each Party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 5F(i) or Section 5F(ii) are unavailable to or insufficient to hold harmless an indemnified party in respect of or is otherwise unenforceable with respect to any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5F(iv) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5F(iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 5F(iii), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 5F(iv) to contribute shall be several in proportion to the amount of securities registered by them and not joint and shall be limited for each seller to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(v)         The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification and contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each holder of Registrable Securities also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such indemnified party in the event such Person’s indemnification is unavailable for any reason.

(vi)        No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party a release from all liability in respect to such claim or litigation.

5G.       Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to any over allotment or “green shoe” option requested by the underwriters, provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise specifically provided in Section 5F, or to agree to any lock up or holdback restrictions, except as otherwise specifically provided in Section 6A.

5H.       Current Public Information. At all times after the Company has filed a registration statement with the Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and shall take such further action as the Majority Investors may reasonably request, all to the extent required to enable such Persons to sell securities pursuant to (i) Rule 144 or any similar rule or regulation hereafter adopted by the Commission or (ii) a registration statement on Form S-3 or any similar registration form hereafter adopted by the Commission. Upon reasonable request, the Company shall deliver to the Investors a written statement as to whether it has complied with such requirements. The Company shall at all times after the Initial Public Offering cause its securities to be listed or qualified for trading on one or more of the New York Stock Exchange, the NASDAQ Stock Market and/or any other internationally recognized United States, European, Australian or Hong Kong stock exchange.

5I.      Subsidiary Public Offerings. If, after the Initial Public Offering of the capital stock or other equity securities of any Subsidiary of the Company, the Company distributes securities of such subsidiary to its stockholders, then the rights of holders hereunder and the obligations of the Company pursuant to this Agreement shall apply, mutatis mutandis, to such Subsidiary, and the Company shall cause such Subsidiary to comply with such Subsidiary’s obligations under this Agreement.

5J.      No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

5K.      Termination of Registration Rights. Notwithstanding anything to the contrary contained in this Agreement, the rights granted pursuant to this Section 5 shall terminate as to any holder of Registrable Securities at such time as all Registrable Securities held by such holder (and all Registrable Securities held by any affiliate of such holder with which such holder must aggregate its sales under Rule 144) may be sold during a three-month period without registration pursuant to Rule 144.

Section 6.      Holdback Agreements.

6A.      Holdback Agreement. No Investor shall (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Equity Securities (including Equity Securities that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Commission) (collectively, “Securities”), (ii) enter into a transaction which would have the same effect as described in clause (i) above, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities, whether such transaction is to be settled by delivery of such Securities, in cash or otherwise (each of (i), (ii) and (iii) above, a “Sale Transaction”), or (iv) publicly disclose the intention to enter into any Sale Transaction, in any such case during the seven (7) days prior to and the one hundred eighty (180) day period beginning on the effective date of the Initial Public Offering (the “IPO Holdback Period”), except as part of the Initial Public Offering, unless the underwriters managing the Initial Public Offering otherwise agree in writing. In connection with all underwritten Demand Registrations and underwritten Piggyback Registrations other than the Initial Public Offering, no holder of Registrable Securities shall effect any Sale Transaction during the seven (7) days prior to and the ninety (90) day period beginning on the effective date of such underwritten registration (the “Follow-On Holdback Period”), except as part of such underwritten registration, unless the underwriters managing such registered public offering otherwise agree in writing. If requested by the managing underwriters, then each Investor agrees to execute customary lock-up agreements consistent with the foregoing obligations with the managing underwriters of an underwritten offering with a duration not to exceed the IPO Holdback Period or the Follow-On Holdback Period, as applicable. If (a) the Company issues an earnings release or discloses other material information or a material event relating to the Company occurs during the last seventeen (17) days of the IPO Holdback Period or any Follow-On Holdback Period (as applicable) or (b) prior to the expiration of the IPO Holdback Period or a Follow-On Holdback Period (as applicable), the Company announces that it will release earnings results during the sixteen (16) day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with FINRA Rule 2711(f)(4) (or any successor thereto) the IPO Holdback Period or a Follow-On Holdback Period (as applicable) will be extended until eighteen (18) days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be (a “Holdback Extension”). The Company may impose stop transfer instructions with respect to the shares of its common stock (or other securities) subject to the foregoing restriction during any IPO Holdback Period, any Follow-On Holdback Period or any period of Holdback Extension.

6B.     No Other Registration Statements.

(i)        No Registration Statements. The Company (a) shall not file any registration statement for any public sale or distribution of its Equity Securities, or cause any such registration statement to become effective, or effect any Sale Transaction (except for the issuance of Common Stock upon the exercise of outstanding stock options), during the IPO Holdback Period, any Follow-On Holdback Period or any period of Holdback Extension (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), and (b) shall use reasonable best efforts to cause each of its executive officers and directors and holders (other than the holders of Registrable Securities) of at least 2% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for or having residual economic rights comparable to its Common Stock (other than holders that purchased shares solely in a registered public offering or in the public markets), to agree not to effect any Sale Transaction during such periods (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree in writing.

(ii)       If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 5A or Section 5B, and if such previous registration has not been withdrawn or abandoned, then the Company shall not file or cause to be effected any other registration of any of its Equity Securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of such previous registration.

Section 7.     Definitions. For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the meanings set forth below:

“Affiliate” means, with respect to any particular Person, any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Vital Therapies, Inc., as the same may be amended or restated from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Deemed Liquidation Event” has the meaning set forth in the Certificate of Incorporation.

“Director” means an individual serving as a member of the Board.

“Equity Securities” means (i) capital stock (including the Preferred Stock and the Common Stock) of, or other equity interests in, the Company, (ii) obligations, evidences of indebtedness or other debt or equity securities or interests convertible or exchangeable into such capital stock or other equity interests in the Company and (iii) warrants, options or other rights to purchase or otherwise acquire such capital stock or other equity interests in the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

“Exempt Transfer” means any Transfer of Investor Shares by an Investor (i) pursuant to Section 4B (but not as a Transferring Investor), (ii) pursuant to Section 4C, or (iii) to any of such Investor’s Permitted Transferees.

“Fair Market Value” means (i) with respect to cash, the amount thereof, and (ii) with respect to property other than cash (including securities), its value as determined in accordance with Section 2(c)(2) of Part B of Article IV of the Certificate of Incorporation.

“Family Group” means (a) as to any particular Person, (i) such Person’s spouse, descendants, antecedents or siblings, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (whether natural or adopted) or any spouse of any of the foregoing, (ii) any trust solely for the benefit of such Person and/or any of such Persons identified in clause (i), and (iii) any partnerships, corporations or limited liability companies where the only partners, stockholders or members are such Person and/or any of such Persons identified in clause (i) and/or trusts referred to in clause (ii) of this definition, and (b) without limiting the generality of the foregoing, with respect to any Satter Investor, any trust or foundation or other entity for which Muneer A. Satter or Kristen H. Hertel or any of their Affiliates serves as trustee or investment advisor or similar capacity.

“February 2012 Investors’ Rights Agreement” means that certain Investors’ Rights Agreement, dated as of February 23, 2012, by and among the Company and the stockholders of the Company from time to time party thereto, as the same may be amended, restated, modified, supplemented or waived from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Holder” has the meaning set forth in Section 4(C)(i).

“Independent Third Party” means any Person who, immediately prior to a contemplated transaction, does not own in excess of 10% of the shares of Common Stock on a fully diluted basis and is not an Affiliate of any Person that owns in excess of 10% of the shares of Common Stock on a fully diluted basis.

“Initial Closing” has the meaning set forth in the Purchase Agreement.

“Initial Public Offering” means an initial Public Offering of the Company’s Common Stock (or the comparable equity securities of any successor-in-interest to the Company).

“Investor Shares” means (i) any Common Stock purchased or otherwise acquired or held by any Investor, (ii) any Common Stock issued or issuable directly or indirectly upon the conversion, exercise or exchange of any securities purchased or otherwise acquired by any Investor which are convertible into or exercisable or exchangeable directly or indirectly for Common Stock (including the Preferred Stock but excluding options to purchase Common Stock granted by the Company unless and until such options are exercised) and (iii) any other capital stock or equity securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular securities constituting Investor Shares hereunder, such Investor Shares shall cease to be Investor Shares hereunder when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) sold to the public pursuant to Rule 144, or (c) redeemed or repurchased by the Company or any of its Subsidiaries.

“June 2011 Investors’ Rights Agreement” means that certain Amended and Restated Investors’ Rights Agreement, dated as of June 3, 2011, by and among the Company and the stockholders of the Company from time to time party thereto, as the same may be amended, restated, modified, supplemented or waived from time to time.

“Junior Preferred” means the Convertible Preferred Stock, par value $0.0001 per share, of the Company.

“Majority Investors” means, as of the date of any determination, the Investors that hold a majority of the outstanding shares of Preferred Stock then held by all Investors (or, if no shares of Preferred Stock then remain outstanding, the Investors that hold a majority of the shares of Common Stock then held by all Investors that were issued upon conversion of the Preferred Stock previously held by all Investors).

“Majority Satter Investors” means, as of the date of any determination, the Satter Investors that hold a majority of the outstanding shares of Preferred Stock then held by all of the Satter Investors (or, if no shares of Preferred Stock then remain outstanding, the Satter Investors that hold a majority of the shares of Common Stock issued upon conversion of the Preferred Stock then held by all Satter Investors).

“Non-CEO Director” means any Director other than the CEO Director.

“Other Registrable Securities” means all Registrable Securities (as defined in the February 2012 Investors’ Rights Agreement) other than any such securities held by an Investor.

“Permitted Transferee” means, with respect to any Person, a member of such Person’s Family Group (but only for so long as such Person remains a Permitted Transferee of such Person).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” means the Senior Preferred and the Junior Preferred.

“Pro Rata Basis” means, with respect to each holder of Investor Shares, and as determined with respect to any particular expense, liability or obligation incurred (or amount of proceeds withheld) in connection with any Transfer of Equity Securities pursuant to Section 4B or any Approved Sale, the amount such holder’s proceeds would be reduced as a percentage of the aggregate reduction in proceeds to applicable holders assuming the Total Equity Value implied by such Transfer or Approved Sale were being distributed in a liquidation, dissolution and winding up of the Company in accordance with Section 2 of Part B of Article IV of the Certificate of Incorporation in connection with such Transfer or Approved Sale and as if such expense, liability or obligation were incurred and satisfied (or such amount of proceeds were withheld) prior to such distribution, as determined reasonably and in good faith by the Board (with the approval of the Requisite Investors).

“Pro Rata Share” means, with respect to each share of Preferred Stock or Common Stock, the proportionate amount such share would receive if an amount equal to the Total Equity Value were distributed in a liquidation, dissolution and winding up of the Company in accordance with Section 2 of Part B of Article IV of the Certificate of Incorporation, and with respect to each Investor, such Investor’s proportionate share of the Total Equity Value based on the shares held by such Investor, in each case as determined reasonably and in good faith by the Board (with the approval of the Requisite Investors).

“Proportional Share” means, with respect to any Investor at any time of determination, the percentage represented by a fraction, the numerator of which is the sum of the total number of shares of Common Stock then held by such Investor plus the total number of shares of Common Stock that such Investor is then obligated to purchase under the Purchase Agreement (in each case, assuming conversion of all outstanding Preferred Stock then held by such Investor and assuming, without duplication, the conversion or exercise of any other outstanding securities or warrants that are convertible into or exercisable for Common Stock that were issued or sold to such Investor after the Initial Closing), and the denominator of which is the total number of shares of Common Stock then outstanding plus the total number of shares of Common Stock that all Investors are then obligated to purchase under the Purchase Agreement (in each case, assuming conversion of all outstanding Preferred Stock and exercise of all options to purchase shares of Common Stock authorized for grant pursuant to the Stock Option Plan and, without duplication, the conversion or exercise of any other outstanding securities or warrants that are convertible into or exercisable for Common Stock that were issued or sold after the Initial Closing).

“Public Offering” means any offering by the Company (or any successor-in-interest to the Company) of its capital stock or other equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or pursuant to the comparable provisions of any foreign jurisdiction.

“Public Sale” means any sale of Investor Shares to the public pursuant to an offering registered under the Securities Act or to the public in compliance with Rule 144 adopted under the Securities Act (or any similar provision then in force).

“Qualified Public Offering” has the meaning set forth in the Certificate of Incorporation.

“Registrable Securities” means (i) any Common Stock purchased or otherwise acquired or held from time to time by any Investor, (ii) the Common Stock issued or issuable upon the conversion of any shares of Preferred Stock purchased or otherwise acquired or held from time to time by any Investor, (iii) any other securities issued or issuable directly or indirectly with respect to the securities described in clause (i) or (ii) of this definition by way of a stock dividend, stock distribution or stock split or in connection with an exchange or a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force) or repurchased by the Company or any of its Subsidiaries. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities and such Registrable Securities shall be deemed to be in existence whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

“Requisite Investors” means both the Requisite Senior Preferred Investors and the Requisite Preferred Stock Investors.

“Requisite Preferred Stock Investors” means (i) until such time as the Company shall have issued an aggregate number of shares of Senior Preferred pursuant to the Purchase Agreement (including shares of Senior Preferred issued upon conversion of the Bridge Notes) having an aggregate purchase price of $40,000,000, the Investors that hold 75% of the outstanding shares of Preferred Stock then held by all Investors (or, if no shares of Preferred Stock then remain outstanding, the Investors that hold 75% of the shares of Common Stock then held by all Investors that were issued upon conversion of the Preferred Stock previously held by all Investors), and (ii) after such time as the Company shall have issued an aggregate number of shares of Senior Preferred pursuant to the Purchase Agreement (including shares of Senior Preferred issued upon conversion of the Bridge Notes) having an aggregate purchase price of $40,000,000, the Investors that hold two-thirds of the outstanding shares of Preferred Stock then held by all Investors (or, if no shares of Preferred Stock then remain outstanding, the Investors that hold two-thirds of the shares of Common Stock then held by all Investors that were issued upon conversion of the Preferred Stock previously held by all Investors).

“Requisite Senior Preferred Investors” means (i) until such time as the Company shall have issued an aggregate number of shares of Senior Preferred pursuant to the Purchase Agreement (including shares of Senior Preferred issued upon conversion of the Bridge Notes) having an aggregate purchase price of $40,000,000, the Investors that hold 75% of the outstanding shares of Senior Preferred then held by all Investors (or, if no shares of Senior Preferred then remain outstanding, the Investors that hold 75% of the shares of Common Stock then held by all Investors that were issued upon conversion of the Preferred Stock previously held by all Investors), and (ii) after such time as the Company shall have issued an aggregate number of shares of Senior Preferred pursuant to the Purchase Agreement (including shares of Senior Preferred issued upon conversion of the Bridge Notes) having an aggregate purchase price of $40,000,000, the Investors that hold two-thirds of the outstanding shares of Senior Preferred then held by all Investors (or, if no shares of Senior Preferred then remain outstanding, the Investors that hold two-thirds of the shares of Common Stock then held by all Investors that were issued upon conversion of the Preferred Stock previously held by all Investors).

“RFR Share” means, with respect to any Investor at any time of determination, the percentage represented by a fraction, the numerator of which is the aggregate number of Investor Shares then held by such Investor, and the denominator of which is the aggregate number of Investors Shares then outstanding.

“Rule 144”, “Rule 158”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

“Sale of the Company” means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company’s board of directors (whether by merger, consolidation or sale or transfer of the Company’s capital stock or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Satter Director” means any Director who has been nominated and elected to the Board by designation of the Majority Satter Investors pursuant to Section 1A(iii) or Section 1G.

“Schedule of Other Investors” means the Schedule of Other Investors on file with the books and records of the Company, as the same may be updated or otherwise modified from time to time by the Company in accordance with Section 8A and Section 8B.

“Schedule of Satter Investors” means the Schedule of Satter Investors on file with the books and records of the Company, as the same may be updated or otherwise modified from time to time by the Company in accordance with Section 8A and Section 8B.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.

“Stock Option Plan” means the Vital Therapies, Inc. 2012 Stock Option Plan, as the same may be amended, restated, modified, supplemented or waived from time to time, and any other stock option or equity incentive plan, program or arrangement approved by the Board after the Initial Closing.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member, general partner or managing director of such limited liability company, partnership, association or other business entity.

“Supplemental Preemptive Rights Closing” has the meaning set forth in the Purchase Agreement.

“Total Equity Value” means the aggregate proceeds which would be received by the Investors if: (i) the assets of the Company as a going concern were sold at their Fair Market Value; (ii) the Company satisfied and paid in full all of its obligations and liabilities in respect of indebtedness for borrowed money; and (iii) such net sale proceeds were then distributed in a liquidation, dissolution and winding up of the Corporation in accordance with Section 2 of Part B of Article IV of the Certificate of Incorporation. When determined in connection with a Sale of the Company or Deemed Liquidation Event, Total Equity Value shall be derived from the consideration paid in connection with such Deemed Liquidation Event.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof or an offer or agreement to do the foregoing, including issuances, but excluding conversions and redemptions of shares of capital stock or other Equity Securities by the Company made in accordance with the Certificate of Incorporation. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

Section 8.      Miscellaneous.

8A.      Additional Investors. Upon any Person becoming party to the Purchase Agreement in accordance with the terms thereof and executing and delivering to the Company a Joinder Agreement, substantially in the form of Exhibit A attached hereto (a “Joinder”), such Person shall thereafter be deemed to be an Investor and an Other Investor for all purposes of this Agreement (each such Person, an “Additional Investor”). Promptly following any Additional Investor becoming party to this Agreement in accordance with this Section 8A, the Company is hereby authorized and directed to update the Schedule of Other Investors to reflect the name and notice address of such Additional Investor.

8B.      Transfers. Except in connection with an Approved Sale and without limiting the generality of Section 4, prior to Transferring any Investor Shares to any Person, the Transferring Investor shall cause the prospective Transferee to execute and deliver to the Company a Joinder. Transferees of Investor Shares (other than Permitted Transferees of the Satter Investors, all of whom shall be deemed to Satter Investors hereunder), other than in connection with an Approved Sale, shall be deemed to be Other Investors hereunder. No consent of the other Parties shall be required for any Transferee of Investor Shares to become party to this Agreement in connection with a Transfer permitted hereunder. Promptly following any Transfer of Investor Shares in accordance with the provisions of this Agreement, the Company is hereby authorized and directed to update the Schedule of Satter Investors or the Schedule of Other Investors, as applicable, to reflect the name and notice address of the Transferee of such Investor Shares. The provisions of this Section 8B shall terminate automatically and shall be of no further force and effect upon the earlier of a Qualified Public Offering and a Sale of the Company.

8C.      Amendment and Waiver. Except as otherwise provided herein, this Agreement may be amended, restated, modified, supplemented or waived only upon the prior written consent of the Company and the Requisite Investors; provided, that (i) in addition to requiring the prior written consent of the Company and Requisite Investors, (a) any amendment, restatement, modification, supplement or waiver diminishing or adversely affecting the rights of any holder or group of holders of Investor Shares in a manner disproportionately unfavorable to such holder or group of holders relative to the other holders or groups of holders of Investor Shares shall require the prior written consent of the holder(s) of a majority of the Investor Shares so disproportionately unfavorably affected, and (b) Section 1A(iii), Section 1A(vi), Section 1E, Section 1F and Section 5H (including any defined terms used therein) may be amended, restated, modified, supplemented or waived only by a written instrument referencing this Agreement and signed by the Majority Satter Investors, (ii) notwithstanding anything to the contrary herein, (a) the addition of new parties to this Agreement shall not be deemed to be an amendment, restatement, modification, supplement or waiver of this Agreement and shall be governed solely by the provisions of Section 8A or Section 8B, as applicable, and (b) following the Supplemental Preemptive Rights Closing, this Agreement may be amended (or amended and restated) upon the prior written consent of the Company and the Majority Satter Investors in order to reflect the transactions consummated at the Supplemental Preemptive Rights Closing, and (iv) any provision of this Agreement may be waived by a Party on such Party’s own behalf without the prior consent of any other Party. Each Investor agrees that any amendment, restatement, modification, supplement or waiver so approved shall be binding on such Investor, whether or not such Investor provided such consent. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

8D.      Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8E.      Entire Agreement. This Agreement and the Transaction Agreements (as defined in the Purchase Agreement) contain the complete agreement between the Parties with respect to the subject matter hereof and thereof and supersede any prior understandings, agreements and representations by or between the Parties (whether written or oral) which may have related to the subject matter hereof or thereof in any way (including the Prior Agreement); provided, that (i) neither the June 2011 Investors’ Rights Agreement nor the February 2012 Investors’ Rights Agreement shall be superseded by this Agreement, (ii) each of the June 2011 Investors’ Rights Agreement and the February 2012 Investors’ Rights Agreement shall remain in full force and effect in accordance with its terms, and (iii) to the extent of any conflict between the terms of this Agreement and the terms of the June 2011 Investors’ Rights Agreement or the February 2012 Investors’ Rights Agreement, the Parties that are party to both this Agreement and either or both of the June 2011 Investors’ Rights Agreement and the February 2012 Investors’ Rights Agreement hereby agree to be governed solely by the applicable terms of this Agreement and hereby waive compliance with the conflicting terms of the June 2011 Investors’ Rights Agreement and/or the February 2012 Investors’ Rights Agreement, as applicable. Without limiting the generality of the foregoing, the Company and the Parties that are party to both this Agreement and the February 2012 Investors’ Rights Agreement, which Parties constitute the holders of a majority of the outstanding shares of Common Stock (on an as-converted basis), hereby acknowledge and agree that all obligations of the Company under Section 2.1 of the February 2012 Investors’ Rights Agreement with respect to the transactions contemplated by the Purchase Agreement shall be deemed to have been satisfied or waived from and after the Preemptive Rights Closing (with respect to all such transactions prior to the date hereof) and the Supplemental Preemptive Rights Closing (with respect to the transactions at the Supplemental Closing (as defined in the Purchase Agreement)).

8F.      Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns (including in connection with any assignment and assumption described in Section 4F) and the Investors and any subsequent holders of Investor Shares and the respective successors and assigns of each of them, so long as they hold Investor Shares; provided, that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Company without the prior written consent of the Requisite Investors. Without limiting the generality of the foregoing, whether or not any express assignment has been made but subject to compliance with the applicable provisions of Section 4 and Section 8B, the provisions of Section 5 that are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of and shall be enforceable by any subsequent holder of Registrable Securities.

8G.      Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of facsimile or electronic transmission in portable document format (pdf)), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

8H.      Remedies. The Parties shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Investor may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

8I.      Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given only (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid) provided that confirmation of delivery is received, (iii) upon machine-generated acknowledgment of receipt after transmittal by facsimile (provided that a confirmation copy is sent via reputable overnight courier service for delivery within two (2) business days thereafter), or (iv) five (5) days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and other communications shall be sent to the Satter Investors at the addresses set forth on the Schedule of Satter Investors, to the Other Investors at the addresses set forth on the Schedule of Other Investors and to the Company at the address indicated below or to such other address or to the attention of such other Person as the recipient Party has specified by prior written notice to the sending Party.

Notices to the Company:

Vital Therapies, Inc.

15222 Avenue of Science, Suite B

San Diego, California 92128

Attention:        Chief Executive Officer

Telecopy:        (858) 673-6843

with copies to (which shall not constitute notice to the Company):

Berenbaum Weinshienk PC

370 Seventeenth Street, Suite 4800

Denver, Colorado 80202

Attention:        Joseph S. Borus

                         James A. Jacobson

Telecopy:        (303) 629-7610

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention:        Ted H. Zook, P.C.

                         Jon-Micheal A. Wheat

8J.      Rights Cumulative. The rights and remedies of each of the Parties under this Agreement shall be cumulative and not exclusive of any rights or remedies which a Party would otherwise have hereunder at law or in equity or by statute, and no failure or delay by any Party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, and neither shall any single or partial exercise of any power or right preclude a Party’s other or further exercise thereof or the exercise of any other power or right.

8K.      Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8L.      Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is then located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

8M.      Descriptive Headings; Interpretation. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word “including” herein shall mean “including without limitation.” Any reference to the masculine, feminine or neuter gender shall be deemed to include any gender or all three as appropriate. For purposes of this Agreement, all holdings of Senior Preferred, Junior Preferred or Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement.

8N.      No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Fourth Amended and Restated Investors’ Rights Agreement on the date first written above.

COMPANY

VITAL THERAPIES, INC.

By:	/s/ Terence E. Winters
Name: Terence E. Winters, Ph.D.
Title: Chief Executive Officer

SATTER INVESTORS

MUNEER A. SATTER REVOCABLE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

THE SATTER FOUNDATION

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

SCT VTI HOLDINGS, LLC

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Manager

SFT VTI HOLDINGS, LLC

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Manager

KHH VTI HOLDINGS, LLC

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Manager

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Fourth Amended and Restated Investors’ Rights Agreement on the date first written above.

SATTER INVESTORS

RSFIT VTI HOLDINGS, LLC

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Manager

RHSIT VTI HOLDINGS, LLC

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Manager

ACWIT VTI HOLDINGS, LLC

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Manager

ASIT VTI HOLDINGS, LLC

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Manager

JWT VTI HOLDINGS, LLC

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Manager

GBAHIT VTI HOLDINGS, LLC

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Manager

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Fourth Amended and Restated Investors’ Rights Agreement on the date first written above.

/s/ Terence E. Winters
Name: Terence E. Winters

/s/ Duane Nash
Name: Duane Nash

/s/ Robert A. Ashley
Name: Robert A. Ashley

/s/ Aron Stern
Name: Aron Stern

EXHIBIT A

Form of Joinder Agreement

See Attached.

JOINDER AGREEMENT

Effective as of [                  ], the undersigned hereby agrees (i) to become a party to, and to be bound by the provisions of, that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of August       , 2013 (as amended, restated, modified, supplemented and waived from time to time, the “Investors’ Rights Agreement”), by and among Vital Therapies, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company from time to time party thereto, and (ii) that for all purposes of the Investors’ Rights Agreement, the undersigned shall be considered an Investor and [an Other Investor] [a Satter Investor] thereunder, and shall be entitled to the rights and benefits and subject to the duties and obligations of an Investor and [an Other Investor] [a Satter Investor] thereunder, as fully as if the undersigned were an original signatory to the Investors’ Rights Agreement in such capacity.

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By:
Name:
Title: